UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2021

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2022	PPG 22	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 1, 2021, Brian R. Williams was appointed Acting Controller and Acting Chief Accounting Officer of PPG Industries, Inc. (the “Company”). On December 9, 2021, Mr. Williams was appointed Vice President and Controller and Chief Accounting Officer of the Company, effective that day. Mr. Williams joined the Company in 2005 as Manager, Financial Reporting. He served as Director, Financial Reporting, Coatings, from 2009 to 2011, and from 2011 to 2012 he served as Director, Finance Transformation. He was appointed Director, Financial Analysis, Silicas, in 2012 and Director of Finance, Specialty Chemicals and Materials, in 2014. In 2016, Mr. Williams was named Director, Corporate Planning and Development and was promoted to Global Director of Finance, Automotive Refinish in 2018. Prior to joining the Company, Mr. Williams worked at Ernst & Young as an Audit Senior Manager, and he is a certified public accountant. There are no family relationships between Mr. Williams and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to item 404(a) of Regulations S-K related to Mr. Williams.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company’s Board of Directors recently completed a comprehensive review of the Board’s oversight of the Company’s environmental, social and governance (“ESG”) programs and practices to ensure that the Board or one of its Committees has oversight responsibility for each of the ESG programs and practices that is significant to the Company. As a result of this review, on December 9, 2021 the Board of Directors approved amended Corporate Governance Guidelines of the Board of Directors and amended charters of each standing Committee of the Board of Directors to more clearly specify the ESG programs and practices overseen by the Board and each of its Committees. The revised Corporate Governance Guidelines and Committee charters are available on PPG’s website at http://corporate.ppg.com/Our-Company/Governance.aspx.
In conjunction with this review, on December 9, 2021 the Board of Directors amended and restated the Company’s Bylaws, effective immediately, as follows:
•Article I, Section 1.7 was amended to provide the Company with the ability to hold special meetings of shareholders by means of Internet or other electronic communications technology, consistent with how the Company may hold annual meetings of shareholders under Article I, Section 1.1, and a corresponding change was made to Article I, Section 1.8;
•Article III was amended to reflect a name change for two of the standing Committees of the Board of Directors and to conform the responsibilities descriptions for the standing Committees to the amended charters of the Committees;
•Article IV, Section 4.1 was amended to clarify the process for appointing certain officers of the Company and to add the authority of the Executive Committee to delegate its power to appoint certain officers to one or more Company officers. A corresponding change was made to Article IV, Section 4.6; and
•The Bylaws were revised throughout to adopt gender-neutral language, including the adoption of the title Chair in place of Chairman.
The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of PPG Industries, Inc., as amended on December 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: December 13, 2021	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer